                                                                     EXHIBIT 4.3

                        HOUSTON INDUSTRIES INCORPORATED
                             INVESTOR'S CHOICE PLAN

     Houston Industries Incorporated, a Texas corporation (the "Company"), hereby amends and restates its Dividend Reinvestment Plan, as amended and restated effective September 12, 1988 (the "DRIP"), in its entirety to establish the following Houston Industries Incorporated Investor's Choice Plan (the "Plan"):

                                    RECITAL:
                                    -------
     WHEREAS, the DRIP has been in existence since 1978; and

     WHEREAS, the Company desires to amend and restate the DRIP to include other stock purchase opportunities and services in an effort to enhance its attractiveness to investors in the Company's common stock, without par value, including associated preference stock purchase rights (the "Common Stock"); and

     WHEREAS, the purpose of the Plan is to provide interested investors and holders of certain debt and equity securities of the Company and its subsidiaries a convenient, economical means of increasing their investment in the Company through (i) regular investment of cash dividends paid and interest payments made on such securities, (ii) optional cash investments and/or (iii) initial cash investments in shares of Common Stock;

     NOW, THEREFORE:
                                   ARTICLE I
                                  Definitions
                                  -----------

     The terms defined in this Article I shall, for all purposes of this Plan, have the following respective meanings:

          Account
          -------

          The term "Account" shall mean, as to any Participant, the account maintained by the Administrator evidencing (i) the shares (and/or fraction of a share) of Common Stock (a) purchased through the Plan and/or (b) deposited by such Participant into the Plan pursuant to Section 4.1 hereof, and credited to such Participant and (ii) cash held in the Plan pending investment in Common Stock for such Participant.

          Account Shares
          --------------

          The term "Account Shares" shall mean all shares (and/or fraction of a share) of Common Stock credited to the Account of a Participant by the Administrator, which shall include shares deposited into the Plan pursuant to
Section 4.1 hereof.

          Administrator
          -------------

          The term "Administrator" shall mean the individual (who may be an employee of the Company), bank, trust company or other entity (including the Company) appointed from time to time by the Company to act as Administrator hereunder.

          Common Stock
          ------------
          As defined in the Recitals.

          Company
          -------
          As defined in the introduction to the Recitals.

          Company Share Purchase Price
          ----------------------------

          The term "Company Share Purchase Price," when used with respect to Fractional Account Shares, newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury, shall mean the average of the high and low sales prices of Common Stock on a given trading day as reported on the New York Stock Exchange Composite Tape and published in The Wall Street Journal. In the absence of knowledge of inaccuracy, the Administrator may rely upon such prices as published in The Wall Street Journal. In the event no trading is so reported for a trading day, the Company Share Purchase Price for such shares may be determined by the Company on the basis of such market quotations as it deems appropriate.

           Direct Deposit Authorization Form
           ---------------------------------

           The term "Direct Deposit Authorization Form" shall mean the documentation that the Administrator shall require to be completed and received prior to a Participant having any Dividends on Account Shares not being reinvested in Common Stock paid by electronic direct deposit to the Participant's predesignated bank, savings or credit union account pursuant to
Section 7.7 hereof.

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

          Dividend
          --------

          The term "Dividend" shall mean cash dividends paid on Reinvestment Eligible Securities.

          Dividend Payment Date
          ---------------------
          The term "Dividend Payment Date" shall mean a date on which a cash dividend on shares of Common Stock is paid.

          DRIP
          ----
          As defined in the introduction to the Recitals.

          Eligible Securities
          -------------------

          The term "Eligible Securities" shall mean those equity and debt securities of the Company and its subsidiaries, whether issued prior to, on or after the date hereof, set forth in Section 6.1 hereof, and such other equity and debt securities of the Company and its subsidiaries as the Company may designate, in its sole discretion, pursuant to Section 6.2 hereof.

          Enrollment Form
          ---------------

          The term "Enrollment Form" shall mean the documentation that the Administrator (i) shall require to be completed and received prior to an investor's enrollment in the Plan pursuant to Section 2.2 or 2.4 hereof, a Participant's changing his options under the Plan pursuant to Section 7.1 hereof, or a Participant's depositing shares of Common Stock into the Plan pursuant to Section 4.1 hereof and (ii) may require to be completed and received prior to an optional cash investment pursuant to Section 2.5 hereof.

          Exchange Act
          ------------
          The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          Foreign Person
          --------------

          The term "Foreign Person" shall mean a Person that is a citizen or resident of, or is organized or incorporated under, or has its principal place of business in, a country other than the United States, its territories and possessions.

          Fractional Account Shares
          -------------------------

          The term "Fractional Account Shares" shall mean the shares (and fractions of shares) of Common Stock held in the Fractional Share Account.

          Fractional Share Account
          ------------------------

          The term "Fractional Share Account" shall mean an account under the Plan, owned by the Company, consisting of Fractional Account Shares, which is held by the Administrator and administered pursuant to Section 8.3 hereof.

          Independent Agent
          -----------------

          The term "Independent Agent" shall mean an agent independent of the Company who satisfies applicable legal requirements (including without limitation the requirements of Rule 10b-6 and Rule 10b-18 promulgated under the Exchange Act) and who has been selected by the Company, pursuant to Section 10.6 hereof, to serve as an Independent Agent for purposes of making open market purchases and sales of Common Stock under the Plan.

          Interest
          --------

          The term "Interest" shall mean interest payments made on Reinvestment Eligible Securities.

          Investment Date
          ---------------

          The term "Investment Date" shall mean (i) in any month in which a Dividend Payment Date occurs, such Dividend Payment Date and the twenty-fifth day of the month or, if the twenty-fifth day is not a business day, the business day immediately preceding the twenty-fifth day of such month, and (ii) in any month in which no Dividend Payment Date occurs, the tenth and twenty-fifth day of the month or, if that day is not a business day, the business day immediately preceding that day.

          Market Share Purchase Price
          ---------------------------

          The term "Market Share Purchase Price," when used with respect to shares of Common Stock purchased in the open market, shall mean the weighted average purchase price per share (including brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares purchased in the open market for an Investment Date.

          Market Share Sales Price
          ------------------------

          The term "Market Share Sales Price," when used with respect to shares of Common Stock sold under the Plan, shall mean the weighted average sales price per share (less brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares sold in the open market for the relevant period.

          Maximum Amount
          --------------
          As defined in Section 2.5 hereof.

          Participant
          -----------
          As defined in Section 2.1 hereof.

          Person
          ------
          The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

          Plan
          ----
          As defined in the introduction to the Recitals.

          Reinvestment Eligible Securities
          --------------------------------

          The term "Reinvestment Eligible Securities" shall mean (i) those Eligible Securities of which a Participant is the record or registered holder and on which such Participant has elected to have all or a portion of the Dividends or Interest paid reinvested in Common Stock and (ii) a Participant's Account Shares except for Account Shares as to which the Participant has elected not to have Dividends reinvested in Common Stock and has notified the Administrator by delivery of a completed optional cash investment stub or a completed Enrollment Form of such election.

          Sales/Transfer Request Form
          ---------------------------

          The term "Sales/Transfer Request Form" shall mean the documentation that the Administrator shall require to be completed and received prior to a Participant's (i) sale of Account Shares pursuant to Section 5.1 hereof, (ii) gift or transfer of Account Shares pursuant to Section 5.2 hereof, (iii) withdrawal of whole Account Shares pursuant to Section

7.2 hereof (unless such Participant will be the record holder of such Account Shares after withdrawal) and (iv) termination of participation in the Plan pursuant to Section 7.3 hereof.

          Statement of Account
          --------------------

          The term "Statement of Account" shall mean a written statement prepared by the Administrator and sent to each Participant which reflects (i) all transactions to date completed under the Plan during the current calendar year, (ii) the number of Account Shares credited to such Participant's Account at the date of such statement, (iii) the amount of cash, if any, credited to such Participant's Account pending investment at the date of such statement and
(iv) such additional information regarding such Participant's Account as the Administrator may determine to be pertinent to the Participant.

          Trust Account
          -------------
          As defined in Section 11.1 hereof.

          Trustee
          -------
          As defined in Section 11.2 hereof.

          A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

                                   ARTICLE II
                                 Participation
                                 -------------

          Section 2.1. Participation. Any Person, whether or not a record holder of Common Stock, may elect to participate in the Plan; provided, however, that if such Person is a Foreign Person, he must provide evidence satisfactory to the Administrator that his participation in the Plan would not violate local laws applicable to the Company, the Plan or such Foreign Person.

          An election by a Person to participate in the Plan shall be made by completing and returning to the Administrator an Enrollment Form and (i) electing to have Dividends on Eligible Securities of which such Person is the record holder invested in Common Stock pursuant to Section 2.2 hereof, (ii) electing to have Interest on Eligible Securities of which such Person is the registered owner invested in Common Stock pursuant to Section 2.3 hereof, (iii) depositing certificates representing Common Stock of which such person is the

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record holder into the Plan pursuant to Section 4.1 hereof or (iv) making an initial cash investment pursuant to Section 2.4 hereof.

          Any Person who has met such requirements and has made and not revoked such election is herein referred to as a "Participant." Notwithstanding the foregoing, each participant in the DRIP on the date hereof is automatically a Participant without submitting a new Enrollment Form; provided, however, that any such Participant who wishes to change his current participation in any way must submit a new Enrollment Form to the Administrator. A Participant may elect to participate in any or all of the forms of investment provided in Sections 2.2 through 2.5 hereof and to utilize the Plan's safekeeping services provided in
Section 4.1 hereof by submitting an Enrollment Form designating such election to the Administrator; provided, however, that a Participant may elect to make optional cash investments pursuant to Section 2.5 hereof by submitting to the Administrator a completed optional cash investment stub attached to a quarterly Statement of Account in lieu of an Enrollment Form.

          Section 2.2. Dividend Reinvestment. A Participant may elect to have all or a portion of any Dividend on his Reinvestment Eligible Securities invested in shares (and/or a fraction of a share) of Common Stock to be credited to his Account in lieu of receiving such Dividend directly. If a Participant elects to reinvest only a portion of the Dividends received on Reinvestment Eligible Securities, other than shares of Common Stock, that portion of such Dividends not reinvested in Common Stock will be sent to the Participant by check in the manner otherwise associated with payment of such Dividends. If a Participant elects to reinvest only a portion of the Dividends received on his Reinvestment Eligible Securities which are Common Stock, the portion of Dividends not reinvested will be sent to the Participant by check in the manner otherwise associated with payment of such Dividends or if such Reinvestment Eligible Securities are also Account Shares, by electronic direct deposit if the Participant has elected the direct deposit option provided in Section 7.7 hereof.

          Section 2.3. Interest Reinvestment. A Participant may elect to have all or a portion of any Interest on his Reinvestment Eligible Securities invested in shares (and/or a fraction of a share) of Common Stock to be credited to his Account in lieu of receiving such Interest directly. If a Participant elects to reinvest only a portion of the Interest on his Reinvestment Eligible Securities, that portion of Interest not reinvested in Common Stock will be sent to the Participant by check in the manner otherwise associated with payment of Interest.

          Section 2.4. Initial Cash Investment. A Person not already a Participant may become a Participant by (i) making an initial cash payment of at least $250, or (ii) in the case of a Person who is already a record or registered holder of Eligible Securities, of at least $50, by personal check, money order or wire transfer payable to Houston Industries Incorporated Investor's Choice Plan, to be invested in Common Stock pursuant to Section 3.4 hereof; provided, however, that payment for such initial cash investment must be accompanied by a completed Enrollment Form.

          Section 2.5. Optional Cash Investments. A Participant may elect to make cash payments at any time or from time to time to the Plan, by personal check, money order or wire transfer payable to Houston Industries Incorporated Investor's Choice Plan, for investment in Common Stock pursuant to Section 3.4 hereof; provided, however, that any Participant who elects to make optional cash investments pursuant to this Section 2.5 must invest at least $50 for any single investment and may not invest more than $120,000 in aggregate amount in any calendar year (the "Maximum Amount"). For purposes of determining whether the Maximum Amount has been reached, initial cash investments shall be counted as optional cash investments.

                                  ARTICLE III
             Dividend and Interest Reinvestment and Stock Purchase
             -----------------------------------------------------

          Section 3.1. Dividend and Interest Reinvestment. Dividends and Interest as to which reinvestment has been elected by a Participant shall be paid to the Administrator or its nominee on behalf of such Participant. Dividends and Interest shall be reinvested, at the Company's election, in either
(i) newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury purchased from the Company or (ii) shares of Common Stock purchased in the open market. Any reinvestment of Dividends or Interest in, or other purchases of, Common Stock pursuant to this Article III shall be subject to Section 3.5 hereof.

          Section 3.2. Dividend and Interest Reinvestment in Newly Issued or Treasury Shares. Dividend and Interest reinvestment in newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury shall be governed by this Section 3.2. On an Investment Date with respect to which the Company elects to issue new shares or sell shares of Common Stock held in the Company's treasury to the Plan in order to effect the reinvestment of Dividends and/or Interest, the Company shall issue to the Administrator upon the Company's receipt of the funds described in (a) below, for crediting by the Administrator to the Account of a Participant, a number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock equal to (a) the amount of any Dividends and/or Interest paid to the Administrator on behalf of such Participant since the preceding Investment Date plus the amount of any Dividends paid to the Administrator on behalf of such Participant on such Investment Date divided by (b) the Company Share Purchase Price on the trading day immediately preceding such Investment Date. Such shares shall be issued or sold to, and registered in the name of, the Administrator or its nominee as custodian for such Participants. No interest shall be paid on Dividends or Interest held pending reinvestment pursuant to this Section 3.2.

          Section 3.3. Dividend and Interest Reinvestment in Shares Purchased in the Open Market. Dividend and Interest reinvestment in shares of Common Stock purchased in the open market shall be governed by this Section 3.3. On an Investment Date with respect to which the Company elects to effect reinvestment of Dividends and/or Interest in shares of Common Stock purchased in the open market, the Administrator shall (if it is an Independent Agent), or shall cause an Independent Agent to, apply the amount of any Dividends and/or Interest paid to the Administrator on behalf of the Participants since the preceding Investment Date plus the amount of any Dividends paid to the Administrator on behalf of the Participants on such Investment Date to the purchase of shares of Common Stock in the open market. Purchases in the open market pursuant to this
Section 3.3 and Subsection 3.4.2 hereof may begin on the applicable Investment Date and shall be completed no later than 15 days from such date unless completion at a later date is necessary or advisable under applicable law, including without limitation any federal securities laws. Any Dividends, Interest, optional cash investments and initial cash investments to be reinvested in shares of Common Stock purchased in the open market pursuant to this Section 3.3 and Subsection 3.4.2 hereof not reinvested in shares of Common Stock within 30 days of receipt by the Administrator, or, if the Company is not the Administrator, by the Company, shall be promptly returned to the Participant by First Class Mail at his address of record. Open market purchases pursuant to this Section 3.3 and Subsection 3.4.2 hereof may be made on any securities exchange on which the Common Stock is traded, in the over-the-counter market or by negotiated transactions, and may be upon such terms and subject to such conditions with respect to price and delivery to which the Independent Agent (including the Administrator if it is also an Independent Agent) may agree. With regard to open market purchases of shares of Common Stock pursuant to this Section 3.3 and Subsection 3.4.2 hereof, none of the Company, the Administrator (if it is not also serving as the Independent Agent) or any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased, the markets on which such shares are to be purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Independent Agent) through or from whom purchases may be made, except that the timing of such purchases must be made in accordance with the terms and conditions of the Plan. For the purpose of making, or causing to be made, purchases of shares of Common Stock pursuant to this Section
3.3 and Subsection 3.4.2 hereof, and sales of Account Shares  pursuant to
Section 5.1 hereof, the Independent Agent shall be entitled to commingle each Participant's funds with those of all other Participants and to offset purchases of shares of Common Stock against sales of shares of Common Stock to be made for Participants, resulting in a net purchase or a net sale of shares. The number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock that shall be credited to a Participant's Account with respect to an Investment Date to which this Section 3.3 applies shall be equal to (a)(i) the amount of any Dividends and/or Interest paid to the Administrator on behalf of such Participant since the preceding Investment Date plus (ii) the amount of any Dividends paid to the Administrator on behalf of such Participant on such Investment Date less (iii) any Dividends and/or Interest to be returned to such Participant pursuant to this Section 3.3 divided by (b) the Market Share Purchase Price with respect to such Investment Date. Such shares shall be registered in the name of the Administrator or its nominee as custodian for the Participants. No interest shall be paid on Dividends or Interest held pending reinvestment pursuant to this Section 3.3.

          Section 3.4. Investment of Optional Cash Payments and Initial Cash Payments. Any optional cash investments and initial cash investments received by the Administrator from a Participant at least two business days prior to an Investment Date shall be invested, beginning on such Investment Date, in either
(i) newly issued shares or shares of Common Stock held in the Company's treasury in the manner provided in Subsection 3.4.1 hereof, or (ii) Common Stock purchased in the open market in the manner provided in Subsection 3.4.2 hereof. Optional cash investments and initial cash investments not received by the Administrator at least two business days prior to an Investment Date need not be invested on such Investment Date; provided, however, that any such optional cash investments and initial cash investments not invested on such Investment Date shall be invested beginning on the next succeeding Investment Date. No interest shall be paid on optional cash investments and initial cash investments held pending investment pursuant to this Section 3.4.

          Subsection 3.4.1 Newly Issued or Treasury Shares. On an Investment Date with respect to which the Company elects to issue new shares or sell shares of Common Stock held in the Company's treasury to the Plan in order to effect the investment of optional cash investments and initial cash investments, the Company shall issue to the Administrator upon the Company's receipt of the funds described in (a) below, for crediting by the Administrator to the Account of a Participant, a number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock equal to (a) the amount of any optional cash investments and/or initial cash investment received by the Administrator from such Participant since the preceding Investment Date (excluding any amounts received from such Participant within two business days of such Investment Date but including any amounts received from such Participant within two business days prior to the preceding Investment Date that were not invested on the preceding Investment Date as set forth in Section 3.4 hereof) divided by (b) the Company Share Purchase Price on the trading day immediately preceding such Investment Date. Such shares shall be issued or sold to, and registered in the name of, the Administrator or its nominee as custodian for the Participants.

          Subsection 3.4.2 Shares Purchased in the Open Market. On an Investment Date with respect to which the Company elects to effect the investment of optional cash investments and initial cash investments in shares of Common Stock purchased in the open market, the Administrator shall (if it is an Independent Agent), or shall cause an Independent Agent to, purchase for crediting by the Administrator to the Account of a Participant a number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock in the open market equal to (a)(i) the amount of any optional cash investments and/or initial cash investment received by the Administrator from such Participant since the preceding Investment Date (excluding any amounts received from such Participant within two business days of such Investment Date but including any amounts received from such Participant within two business days prior to the preceding Investment Date as set forth in Section 3.4 hereof) less (ii) any optional cash investments and/or initial cash investments to be returned to such Participant pursuant to Section 3.3 hereof divided by (b) the Market Share Purchase Price with respect to such Investment Date. Such purchases shall be made in the manner set forth in Section 3.3 hereof. Such shares shall be registered in the name of the Administrator or its nominee as custodian for the Participants.

          Subsection 3.4.3 Request to Stop Investment. If a written request to stop investment of optional cash investments or an initial cash investment is received by the Administrator from a Participant at least two business days before the next Investment Date, any optional cash investments or initial cash investment from such Participant then held by the Administrator shall not be invested in Common Stock and shall be returned to such Participant. If such a request is not received by the Administrator at least two business days prior to an Investment Date, any such optional cash investments or initial cash investment shall be invested in shares of Common Stock for such Participant's Account.

          Section 3.5. Exhaustion of Fractional Share Account. Prior to any purchase of Common Stock by the Administrator or an Independent Agent pursuant to this Article III, the Administrator shall first purchase, at the Company Share Purchase Price on the trading day immediately preceding the Investment Date, the Fractional Account Shares from the Fractional Share Account. To the extent made, such purchases from the Fractional Share Account shall substitute for purchases required by this Article III.

                                   ARTICLE IV
                Safekeeping Services for Deposited Common Stock
                -----------------------------------------------

          Section 4.1. Deposited Common Stock. A Participant may elect to have certificates representing shares of Common Stock of which the Participant is the record holder deposited into the Plan by completing an Enrollment Form and delivering such certificates and Enrollment Form to the Administrator. Shares of Common Stock so deposited shall be transferred into the name of the Administrator or its nominee and credited to the depositing Participant's Account. Dividends paid on shares of Common Stock deposited into the Plan pursuant to this Section 4.1 shall be reinvested in Common Stock pursuant to
Article III hereof unless a Participant notifies the Administrator otherwise on the completed Enrollment Form.

          Section 4.2.  Withdrawal of Common Stock Deposited Pursuant to Section
4.1. Shares of Common Stock deposited pursuant to Section 4.1 hereof may be withdrawn from the Plan pursuant to Section 7.2 hereof.

                                   ARTICLE V
           Sale of Account Shares; Gift or Transfer of Account Shares
           ----------------------------------------------------------

          Section 5.1. Sale of Account Shares. A Participant may request, at any time, that all or a portion of his whole Account Shares be sold by delivering to the Administrator a completed Sale/Transfer Request Form to that effect. The Administrator (if it is not also an Independent Agent) shall forward such sale instructions to the Independent Agent within five business days after receipt thereof (except in the case of instructions to sell all whole Account Shares of a Participant described below in the immediately following paragraph). The Independent Agent shall make such sales as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws) after processing such sale instructions. As soon as practicable following the receipt of proceeds from such sale, the Administrator shall mail by First Class Mail to such Participant at his address of record a check in an amount equal to (a) the Market Share Sales Price multiplied by (b) the number of his Account Shares sold.

          If instructions for the sale of Account Shares are received on or after an ex-dividend date but before the related Dividend Payment Date, the sale shall be processed as described above, and the Administrator shall, as soon as practicable following the receipt of Dividends paid on such Account Shares, mail a check for such Dividends by First Class Mail to the Participant at his address of record or directly deposit such Dividends in the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section 7.7 hereof. Notwithstanding the foregoing, if instructions for the sale of Account Shares which are also Reinvestment Eligible Securities are not received by the Administrator at least two business days prior to the relevant Dividend Payment Date, such sale shall not be effected until after such Dividend Payment Date (except in the case of instructions to sell all whole Account Shares of such Participant in which case such sale shall not be effected until after such Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his Account). The shares of Common Stock purchased from the reinvestment of such Dividend shall be credited to the Participant's Account. Following such Dividend Payment Date, the Administrator shall forward such sale instructions to the Independent Agent (within five business days after receipt of such sale instructions).

          With regard to open market sales of Account Shares pursuant to this
Section 5.1, none of the Company, the Administrator (if it is not also serving as the Independent Agent) or any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be sold, the markets on which such shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Independent Agent) through or from whom sales may be made, except that the timing of such sales must be made in accordance with the terms and conditions of the Plan.

          Section 5.2. Gift or Transfer of Account Shares. A Participant may elect to transfer (whether by gift, private sale or otherwise) ownership of all or a portion of his Account Shares to the Account of another Participant or establish an Account for a Person not already a Participant by delivering to the Administrator a completed Sale/Transfer Request Form to that effect and a stock assignment (stock power), acceptable to the

Administrator. No fraction of a share of Common Stock credited to the transferor's Account shall be transferred unless the transferor's entire Account is transferred.

          Account Shares transferred in accordance with the preceding paragraph shall continue to be registered in the name of the Administrator as custodian and shall be credited to the transferee's Account. If the transferee is not already a Participant, an Account shall be opened in the name of the transferee and the Administrator shall send the transferee an Enrollment Form as soon as practicable after such transfer. Unless otherwise requested by a transferee who is already a Participant on a completed Enrollment Form, the reinvestment of Dividends on such transferred Account Shares in shares of Common Stock under the Plan shall be made in proportion to the reinvestment level (i.e., full, partial or none) of the transferee's other Account Shares. Unless otherwise requested by the transferor, the Administrator shall deliver a Statement of Account to such transferee showing the transfer of such Account Shares into his Account. The transferor may request that the Administrator deliver such Statement of Account to the transferor for personal delivery to the transferee and/or the transferor may request that the Administrator deliver to such transferee a gift certificate. The transferor may request that the Administrator send the gift certificate directly to such transferee with the first Statement of Account following such transfer or request that the Administrator deliver such gift certificate to the transferor for personal delivery to the transferee. The Administrator shall comply with any such request of a transferor relating to Statements of Account and/or gift certificates as soon as practicable following receipt of such request.

          If a completed Sale/Transfer Request Form with regard to Account Shares is received on or after an ex-dividend date but before the related Dividend Payment Date, the transfer shall be processed as described above and the Administrator shall, upon receipt of the Dividends on such designated Account Shares, mail a check for such Dividends by First Class Mail to the transferor at his address of record or directly deposit such Dividend in the transferor's direct deposit account, if he has elected the direct deposit option pursuant to Section 7.7 hereof. Notwithstanding the foregoing, if a completed Sale/Transfer Request Form with regard to Account Shares that are also Reinvestment Eligible Securities is not received by the Administrator at least two business days prior to the relevant Dividend

Payment Date, such transfer shall not become effective until after such Dividend Payment Date (except in the case of instructions to transfer all whole Account Shares of such Participant in which case such transfer shall not be effected until after such Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his Account). The shares of Common Stock purchased from the reinvestment of such Dividend shall be credited to the Participant's Account. As soon as practicable following such Dividend Payment Date, the Administrator shall effect such transfer.

          Section 5.3  Reinvestment of Dividends on Remaining Account Shares.
If only a portion of a Participant's Account Shares are Reinvestment Eligible Securities and the Participant elects to (i) sell a portion of his Account Shares pursuant to Section 5.1 hereof, (ii) transfer a portion of his Account Shares pursuant to Section 5.2 hereof or (iii) withdraw a portion of his Account Shares pursuant to Section 7.2 hereof, all of the Account Shares which are not Reinvestment Eligible Securities shall be sold, transferred or withdrawn, as the case may be, before any Account Shares which are also Reinvestment Eligible Securities are sold, transferred or withdrawn unless the Participant gives specific instructions to the contrary in connection with such sale, transfer or withdrawal of Account Shares.

                                   ARTICLE VI
                              Eligible Securities
                              -------------------

          Section 6.1. Eligible Securities. The following debt and equity securities of the Company and its subsidiaries shall be Eligible Securities:

          (i)     Common Stock;
          (ii)    The Company's Debentures, 7 1/4% Series due December 1, 1996;
          (iii)   The Company's Debentures, 9 3/8% Series due June 1, 2001;
          (iv)    The Company's Debentures, 7 7/8% Series due July 1, 2002;
          (v) $4 Preferred Stock of Houston Lighting and Power Company, a Texas corporation ("HL&P");
          (vi)    $6.72 Cumulative Preferred Stock of HL&P;
          (vii)   $7.52 Cumulative Preferred Stock of HL&P;
          (viii)  $8.12 Cumulative Preferred Stock of HL&P;
          (ix)    $8.50 Cumulative Preferred Stock of HL&P;
          (x)     HL&P's First Mortgage Bonds, 5 1/4% Series due 1996;
          (xi)    HL&P's First Mortgage Bonds, 5 1/4% Series due 1997;
          (xii)   HL&P's First Mortgage Bonds, 6 3/4% Series due 1997;
          (xiii)  HL&P's First Mortgage Bonds, 7 5/8% Series due March 1, 1997;

          (xiv)   HL&P's First Mortgage Bonds, 6 3/4% Series due 1998;
          (xv)    HL&P's First Mortgage Bonds, 7 1/4% Series due 2001;
          (xvi)   HL&P's First Mortgage Bonds, 9.15% Series due March 15, 2021;
          (xvii) HL&P's First Mortgage Bonds, 8 3/4% Series due March 1, 2022; (xviii) HL&P's First Mortgage Bonds, 7 3/4% Series due March 15,
                  2023; and
          (xix)   HL&P's First Mortgage Bonds, 7 1/2% Series due July 1, 2023.

          Section 6.2. Additional Eligible Securities. The Company may from time to time or at any time designate other debt or equity securities of the Company and its subsidiaries as Eligible Securities by notifying the Administrator in writing of the designation of such securities as Eligible Securities.

                                  ARTICLE VII
                             Treatment of Accounts
                             ---------------------

          Section 7.1. Changing Plan Options. A Participant may elect to change his Plan options, including (i) changing the reinvestment levels (i.e., full, partial or none) of Dividends and Interest on Reinvestment Eligible Securities and (ii) changing the designation of Reinvestment Eligible Securities, by delivering to the Administrator written instructions or a new Enrollment Form to that effect. To be effective with respect to any Dividend or Interest payment, the instructions or Enrollment Form with respect to such Reinvestment Eligible Securities must be received by the Administrator at least two business days prior to the payment date relating to such Dividend and/or Interest. If the instructions or Enrollment Form are not received by the Administrator at least two business days prior to the payment date relating to such Dividend and/or Interest, such instructions shall not become effective until after such payment date. The shares of Common Stock purchased from the reinvestment of such Dividend and/or Interest shall be credited to the Participant's Account. After the Administrator's receipt of effective option changing instructions, Dividends and Interest on Reinvestment Eligible Securities as to which the reinvestment election has been revoked will be paid in cash or with regard to Dividends on Common Stock, by direct deposit to the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section 7.7 hereof.

          Section 7.2. Right of Withdrawal. A Participant may, at any time or from time to time, withdraw from the Plan all or any part (other than fractions) of his Account Shares by delivering to the Administrator (i) appropriate withdrawal instructions to that effect, if such Participant will be the record holder of such Account Shares after withdrawal or (ii) a completed Sale/Transfer Request Form and a stock assignment (stock power) to that effect, if the Participant will not be the record holder of such Account Shares after withdrawal. Subject to the limitations described in the immediately following paragraph, as soon as practicable following the Administrator's receipt of (i) appropriate withdrawal instructions or (ii) a completed Sale/Transfer Request Form and a stock assignment (stock power), as the case may be, which indicates the Participant's desire to withdraw certain of his whole Account Shares, the Administrator shall mail by First Class Mail to the Participant at his address of record, or to the address of any Person that the Participant designated, certificates representing such designated Account Shares.

          If a completed Sale/Transfer Request Form with regard to Account Shares is received by the Administrator on or after an ex-dividend date but before the related Dividend Payment Date, the withdrawal shall be processed as described above and the Administrator shall, as soon as practicable following the receipt of Dividends paid on the withdrawn Account Shares, mail a check for such Dividends by First Class Mail to the Participant at his address of record or directly deposit such Dividends in the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section 7.7 hereof. Notwithstanding the foregoing, if a completed Sale/Transfer Request Form with regard to Account Shares, which are also Reinvestment Eligible Securities, is not received by the Administrator at least two business days prior to the relevant Dividend Payment Date, such withdrawal shall not become effective until after such Dividend Payment Date (except in the case of instructions to withdraw all whole Account Shares of such Participant in which case such withdrawal shall not be effected until after such Dividend has been reinvested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to his Account). The shares of Common Stock purchased from the reinvestment of such Dividend shall be credited to the Participant's Account. As soon as practicable following such Dividend Payment Date, the Administrator shall mail by First Class Mail to the Participant at his address of record, or to the address of any Person that the Participant designated, certificates representing the Account Shares withdrawn.

          Withdrawal of Account Shares shall not affect reinvestment of Dividends on the Account Shares withdrawn unless (i) the Participant is no longer the record holder of such Account Shares, (ii) such reinvestment is changed by the Participant by delivering to the Administrator written instructions or an Enrollment Form to that effect pursuant to Section 7.1 hereof or (iii) the Participant has terminated his participation in the Plan.

          Section 7.3. Right of Termination of Participation. If a Participant's Sale/Transfer Request Form indicates the Participant's desire to terminate his participation in the Plan, the Administrator shall treat such request as a withdrawal of all of such Participant's whole Account Shares pursuant to Section 7.2 hereof. The Administrator, in addition to mailing certificates representing all whole Account Shares, if any, pursuant to Section
7.2 hereof, shall mail by First Class Mail to the Participant at his address of record a check for an amount equal to the sum of (i) the amount of cash credited to such Participant's Account pending investment in Common Stock and (ii) the cash value of any fraction of a share of Common Stock credited to his Account. Such fraction of a share shall be valued at the Company Share Purchase Price for the trading day immediately preceding the date of receipt of the completed Sale/Transfer Request Form.

          Section 7.4. Stock Splits, Stock Dividends and Rights Offerings. Any shares or other securities representing stock splits or other noncash distributions on Account Shares shall be credited to such Participant's Account. Stock splits, combinations, recapitalizations and similar events affecting the Common Stock shall, as to shares credited to Accounts of Participants, be credited to such Accounts on a pro rata basis.

          In the event of a rights offering, a Participant shall receive rights based upon the total number of whole shares of Common Stock credited to his Account.

          Section 7.5. Shareholder Materials; Voting Rights. The Administrator shall send or forward to each Participant all applicable proxy solicitation materials, other shareholder materials or consent solicitation materials. Participants shall have the exclusive right to exercise all voting rights respecting Account Shares credited to their respective Accounts. A Participant may vote any of his whole Account Shares in person or by proxy. A Participant's proxy card shall include his whole Account Shares and shares of Common Stock of which he is the record holder. Account Shares shall not be voted unless a Participant or his proxy votes them. Fractions of shares of Common Stock shall not be voted.

          Solicitation of the exercise of Participants' voting rights by the management of the Company and others under a proxy or consent provision applicable to all holders of Common Stock shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights by management of the Company and others shall also be permitted. The Administrator shall notify the Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to the shareholders of the Company by the Company regarding the exercise of such rights.

          Section 7.6. Statements of Account. As soon as practicable after each calendar quarter, the Administrator shall send to each Participant a quarterly Statement of Account. Additionally, the Administrator shall send a supplemental Statement of Account to each Participant in months where such Participant made an optional cash investment, deposited Common Stock into the Plan pursuant to Section 4.1 hereof, transferred or withdrew Account Shares or had Dividends or Interest reinvested in Common Stock. As soon as practicable following a sale of Account Shares by a Participant, the Administrator shall deliver a confirmation to such Participant.

          Section 7.7. Direct Deposit Option. A Participant may elect to have any Dividends on Account Shares not being reinvested in Common Stock pursuant to the Plan paid by electronic direct deposit to the Participant's predesignated bank, savings or credit union account. To receive such direct deposit of funds, a Participant must complete, sign and return a Direct Deposit Authorization Form to the Administrator. Direct deposit will become effective as soon as practicable after receipt of a completed Direct Deposit Authorization Form. A Participant may change his designated direct deposit account by delivering a completed Direct Deposit Authorization Form to the Administrator.

                                  ARTICLE VIII
                      Certificates and Fractions of Shares
                      ------------------------------------

          Section 8.1. Certificates. A Participant, at any time or from time to time, may request in writing to receive a certificate for all or a portion of his whole Account Shares and upon such request the Administrator shall promptly mail such certificate (in any event, within at least two business days of the receipt of such written request) by First Class Mail to such Participant at his address of record; provided, however, that upon the mailing of such certificate the shares of Common Stock represented by such certificate shall no longer be Account Shares but shall remain Reinvestment Eligible Securities (except to the extent such Participant has elected not to have Dividends on such Account Shares reinvested in Common Stock).

          Section 8.2. Fractional Shares. Fractions of shares of Common Stock shall be credited to Accounts as provided in Article III hereof; provided, however, that no certificate for a fraction of a share shall be distributed to any Participant at any time; and provided, further, that the Company shall issue and sell only whole shares of Common Stock to the Administrator in respect of Dividends and Interest reinvested in, and purchases made by the Administrator hereunder of, newly issued shares or shares of Common Stock held in the Company's treasury.

          Section 8.3. Fractional Share Account. In the event that, upon a Participant's termination of participation in the Plan, the Account of such Participant is credited with a fraction of a share of Common Stock, such fraction of a share shall be purchased by the Administrator for the Fractional Share Account at the Company Share Purchase Price determined as of the trading date specified in Sections 7.3, 9.1 or 9.4 hereof, as the case may be, and the proceeds thereof shall be remitted to such Participant as set forth in Sections 7.3, 9.1 or 9.4 hereof, respectively. The Company shall from time to time credit the Fractional Share Account with such amounts of money as may be necessary to fund such purchases for the Fractional Share Account; provided, however, that the Company may, at any time or from time to time, direct the Administrator to repay, and thereupon the Administrator shall repay to the Company such portion of the cash as the Company may, in its discretion, deem to be in excess of the amount needed to fund the operations of the Fractional Share Account.

          As set forth in Section 3.5 hereof, on each Investment Date, the Administrator shall first apply the aggregate amount of optional cash investments, initial cash investments, Dividends and Interest to the purchase of all currently existing Fractional Account Shares. If the remaining aggregate amount of optional cash investments, initial cash investments, Dividends and Interest is not sufficient to purchase a whole number of shares of Common

Stock, the Company shall provide to the Administrator, as agent for the Company, such additional amount of money as may be necessary to enable the Administrator (or the Independent Agent, as the case may be) to purchase an additional share of Common Stock. The fraction of a share that has been purchased with funds provided by the Company shall be credited to the Fractional Share Account, and the remaining fraction of a share shall be allocated among the Participants' Accounts as necessary.

                                   ARTICLE IX
                              Concerning the Plan
                              -------------------

          Section 9.1. Suspension, Modification and Termination. The Company may at any time and from time to time, at its sole option, suspend, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall decrease the Account of any Participant or result in a distribution to the Company of any amount credited to the Account of any Participant. Upon complete termination of the Plan, the Accounts of all Participants (or in the case of partial termination of the Plan, the Accounts of all affected Participants) shall be treated as if each such Participant had elected to terminate his participation in the Plan pursuant to Section 7.3 hereof, except that any fraction of a share of Common Stock shall be valued as of the trading date immediately preceding the date on which the Plan is terminated. The Administrator shall promptly send each affected Participant notice of such suspension, modification or termination.

          Section 9.2. Rules and Regulations. The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Company shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

          Section 9.3. Costs. All costs of administration of the Plan shall be paid by the Company; provided, however, that any brokerage commissions, service charges or applicable taxes incurred in connection with open market purchases and sales of shares of Common Stock made under the Plan shall be borne by the Participants.

          Section 9.4. Termination of a Participant. If a Participant does not have at least one whole Account Share or own or hold any other Reinvestment Eligible Securities, the Participant's participation in the Plan may be terminated by the Company, in its sole discretion, after written notice is mailed to such Participant at his address of record. Additionally, the Company, in its sole discretion, may terminate any Participant's participation in the Plan after written notice mailed in advance to such Participant at his address of record. Upon such termination, the Account of such Participant shall be treated as if he had elected to terminate his participation in the Plan pursuant to Section 7.3 hereof, except that any fraction of a share of Common Stock shall be valued as of the trading date immediately preceding the date on which such Participant's participation is terminated.




                                   ARTICLE X
                           Administration of the Plan
                           --------------------------

          Section 10.1. Selection of an Administrator. The Administrator shall be appointed by the Company. The Administrator's appointment to serve as such may be revoked by the Company at any time. The Administrator may resign at any time upon reasonable notice to the Company. In the event that no Administrator is appointed, the Company shall be deemed to be the Administrator for purposes of the Plan. The Company shall be the initial Administrator.

          Section 10.2. Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Administrator and any Independent Agent as they from time to time deem reasonable and appropriate.

          Section 10.3. Authority and Duties of Administrator. The Administrator shall have the authority to undertake any act necessary to fulfill its duties as set forth in the various provisions of the Plan. Upon receipt, the Administrator shall deposit all Dividends, Interest, optional cash investments and initial cash investments in the Trust Account. The Administrator shall maintain appropriate records of the Accounts of Participants and the Fractional Share Account.

          Section 10.4. Liability of the Company, the Administrator and Any Independent Agent. The Company, the Administrator and any Independent Agent shall not be liable for any act done in good faith, or for the good faith omission to act in administering or performing their duties with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for a Participant's Account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.

          Section 10.5. Records and Reports. The Administrator shall keep appropriate records concerning the Plan, Accounts of Participants, purchases and sales of Common Stock made under the Plan and Participants' addresses of record and shall send Statements of Account and confirmations to each Participant in accordance with the provisions of Section 7.5 hereof.

          Section 10.6. Selection of Independent Agent. Any Independent Agent serving in such capacity pursuant to the Plan shall be selected by the Company, and the Administrator and the Company, or either of them, shall, subject to the provisions of Section 3.3 hereof, make such arrangements and enter into such agreements with the Independent Agent in connection with the activities contemplated by the Plan as the Administrator and the Company, or either of them, deem reasonable and appropriate.

          Section 10.7. Source of Shares of Common Stock. The Company shall not change the source of shares of Common Stock purchased by Participants in the Plan (i.e., either (i) newly issued shares of Common Stock or shares of Common Stock held in the Company's treasury purchased from the Company or (ii) shares of Common Stock purchased in the open market) more than once in any 12-month period. At any time that the source of shares of Common Stock purchased in the Plan are shares purchased in the open market, the Company shall not exercise its right to change the source of shares absent a determination by the Company's Board of Directors or Finance Committee of the Board of Directors that the Company has a need to raise additional capital or there is another compelling reason for a change.

                                 ARTICLE XI
                               Trust Agreement
                               ---------------

          Section 11.1. Creation of Trust Account. The Company hereby creates with the Trustee a trust consisting of all Dividends, Interest, optional cash investments and initial cash investments deposited by the Administrator in that certain non-interest bearing trust account (together with all Dividends, Interest, optional cash investments and initial cash investments deposited therein from time to time, the "Trust Account") established by the Company at Texas Commerce Bank National Association ("TCB"), account no. __________________, or such other non-interest bearing accounts the Company may establish from time to time hereunder with any commercial bank organized under the laws of the United States or any state, which commercial bank must have assets in excess of $500,000,000.

          Section 11.2. Acceptance of Trust. __________________, Trustee (the "Trustee") hereby accepts the trust created hereby and covenants that he will hold the Trust Account, IN TRUST, for the exclusive purposes provided in the Plan.

          Section 11.3 General Duties of the Company. The Company shall provide the Trustee with a true and correct copy of the Plan and true and correct copies of any amendments to the Plan promptly upon their adoption and shall certify to the Trustee the names and specimen signatures of any person who shall have authority to control and manage the operation and administration of the Plan on behalf of the Administrator.

          Section 11.4 General Duties and Powers of the Trustee. The Trustee shall keep accurate and detailed records of receipts and disbursements and other transactions affecting the Trust Account, and shall make disbursements from the Trust Account at such times, to such persons (including the Administrator) and in such amounts as the Administrator shall direct in writing. All such disbursements shall comply with the provisions of the Plan and no disbursement shall be made which would cause any property in the Trust Account to be used or diverted for purposes not consistent with the provisions of the Plan.

          The Trustee shall, in his sole and absolute discretion, perform such other acts as he may deem necessary or proper for the protection of the Trust Account and, except to the extent inconsistent with the provisions of the Plan, may exercise all such further rights and powers as may be granted to trustees generally under the Texas Trust Code.

          Section 11.5. Liability of Trustee. The Trustee shall use ordinary care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable or responsible for any loss sustained by the Trust Account by reason of the insolvency of the financial institution holding such account or for acting without question on the direction of, or failing to act in the absence of any direction from, the Administrator or any person with authority to act on behalf of the Administrator, unless the Trustee knows that by such action or failure to act he will be in breach of his fiduciary duty.
The Trustee shall not be responsible in any respect for the administration of the Plan.

          The duties and obligations of the Trustee hereunder shall be governed solely by the terms of this Article XI, and no implied covenants or obligations shall be read into this Article XI against the Trustee. The Trustee shall serve without bond or other security.

          Section 11.6. Resignation of Trustee. The Trustee may resign his duties hereunder by delivering his written resignation to the Company. Such resignation shall take effect upon the appointment of a successor Trustee, as provided below.

          Section 11.7. Removal of Trustee. The Trustee may be removed by the Company at any time, with or without cause, upon sixty (60) days' notice to the Trustee, but such notice may be waived by the Trustee. Such removal shall be effected by delivering to the Trustee a written notice of removal executed by the Company and by giving notice to the Trustee of the appointment of a successor trustee in the manner hereinafter set forth. Notwithstanding the foregoing, if the Trustee shall cease to be an officer of the Company, he shall immediately cease to serve as the Trustee hereunder and shall immediately be deemed removed hereunder.

          Section 11.8. Appointment of Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of (i) an instrument in writing appointing such successor Trustee, executed by the Company, together with a certified copy of resolutions of the Board of Directors of the Company to such effect and (ii) an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. The Company shall send notice of such appointment to the Administrator.

          Any successor Trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder.



          If within sixty (60) days after notice of resignation or removal shall have been given under the provisions of this Article XI a successor Trustee shall not have been appointed, the resigning or removed Trustee or the Administrator may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

          Section 11.9. Transfer of Trust Account to Successor. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver control over the Trust Account and all records relating to the Trust Account to such successor Trustee.

          Section 11.10. Trustee's Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Trustee as they from time to time deem reasonable and appropriate.

                                   ARTICLE XII
                            Miscellaneous Provisions
                            ------------------------

          12.1. Controlling Law. This Plan shall be construed, regulated and administered under the laws of the State of Texas.

          12.2. Acceptance of Terms and Conditions of Plan by Participants. Each Participant, by completing an Enrollment Form and as a condition of participation herein, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company and the Administrator hereunder.

                                       28